CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT (this "Agreement") is made as of this 4th day of October, 2005, by and between Cirilium Holdings, Inc., a Delaware corporation (the "Company") and Timothy M. Simpson ("Consultant").

      WHEREAS, Consultant is a party to that certain Termination and Release Agreement pursuant to which, inter alia, Consultant resigned as an executive officer and consultant of the Company and officer of the Company's wholly-owned subsidiaries ("Termination Agreement").

      WHEREAS, because of his experience with the Company and as a condition to and in connection with Consultant's execution and delivery of the Termination and Release Agreement, the Company desires to retain the Consultant to provide certain consulting services to the Company as hereinafter set forth.

      WHEREAS, the Consultant has agreed to provide certain consulting services to the Company in accordance with the terms and conditions contained hereinafter.

      NOW THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Consulting Services.

            (a) During the term of this Agreement, the Consultant is hereby retained by the Company to provide consulting services to the Company, as said services relate to compliance by the Company with its reporting and other filing obligations under the U.S. securities laws, and such other business advisory services as the chief executive officer or the Board of Directors of the Company may direct. From time to time the Company shall advise the Consultant of the nature and scope of the consulting services and the Consultant shall promptly provide such consulting services as reasonably requested by the Company during the term of this Agreement.

            (b) Consultant shall maintain accurate written records of contacts made pursuant to this Consulting Agreement, and agrees to give the Company copies of such records upon request. This duty to provide such records to the Company upon request shall survive the termination of this Consulting Agreement.

      2. Term; Termination. The initial term of this Agreement shall be for two
(2) months, commencing on the date written above (the "Initial Term"). At the option of the Company, this Agreement may be extended for an additional two-month term (the "Extended Term"). This Agreement may be terminated at any time by the Company, for any reason whatsoever, without prior notice. Upon termination of this Agreement by the Company, any earned and unpaid fees will be due and payable within ten (10) business days of such termination.

      3. Compensation. As full and complete consideration for the performance of services hereunder, the Consultant shall be entitled to receive:

            (a) Cash Compensation in the amount of Ten Thousand dollars ($10,000.00) per month, payable in equal bi-weekly payments, beginning from the date of this Agreement;


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            (b) Additional compensation in the form of Three Hundred Fifty
Thousand (350,000) shares of the Company's unregistered, restricted common stock ("Restricted Stock"), which the Company shall deliver to Consultant upon execution of this Agreement.

      4. Representations and Warranties of the Company. The Company hereby represents and warrants that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute and deliver this Agreement and perform its obligations hereunder; that the execution and delivery of this Agreement by the Company and the performance by it of its obligations pursuant to this Agreement do not constitute a breach of or a default under any agreement or instrument to which it is a party or by which it or any of its assets are bound; and that this Agreement, upon execution and delivery of the same by it, will represent the valid and binding obligation of the Company enforceable in accordance with its terms, subject only to the effect, if any, of bankruptcy laws or similar laws relating to the insolvency of debtors and to principles of equity. The representations and warranties set forth herein shall survive the termination of this Agreement.

      5. Representations and Warranties of the Consultant.

            (a) The Consultant hereby represents and warrants to the Company that it has the full right, power and capacity to execute and deliver this Agreement and perform its obligations hereunder; that the execution and delivery of this Agreement and the performance by the Consultant of its obligations pursuant to this Agreement do not constitute a breach of or a default under any agreement or instrument to which the Consultant is a party; and that this Agreement, upon execution and delivery of the same by the Consultant, will represent the valid and binding obligation of the Consultant enforceable in accordance with its terms.

            (b) The Consultant hereby acknowledges that the shares of Restricted Stock issued pursuant to this Agreement will be restricted and have not (and will not, upon issuance, have) been registered under the Securities Act or any state securities laws and may be resold only if registered pursuant to the provisions thereunder or if an exemption from registration is available. The Consultant does not intend to dispose of all or any part of the shares of Restricted Stock except in compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws. The Consultant hereby acknowledges and agrees that the Company may insert the following or similar legend on the face of the certificates evidencing such shares, if required in compliance with the Securities Act or state securities laws:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL TO THE ISSUER THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE."

      6. Confidentiality. The Consultant agrees that all non-public information pertaining to the prior, current or contemplated business of the Company constitutes valuable and confidential assets of the Company. Such information shall include, without limitation, information relating to customer lists, intellectual property, patents, trademarks and trade secrets as are not available to the public. Consultant shall hold all such information in trust and confidence for the Company and shall not use or disclose any such information for other than the Company's business and shall be liable for damages incurred by the Company as a result of the use or disclosure of such information by Consultant or his agents or shareholders for any purpose other than the Company's business, except (i) where such information is publicly available or later becomes publicly available other than through a breach of this Agreement, or (ii) where such information is subsequently lawfully obtained by Consultant from a third party or parties, or (iii) if such information is known to Consultant prior to the execution of this Agreement, or (iv) as may be required by law. The Consultant further acknowledges that the terms of this Agreement shall be in perpetuity and that any threatened or actual breach by the Consultant of the representations, warranties and covenants contained herein would result in continuing and irreparable damage to the Company that monetary damages would not adequately compensate either corporation for any such breach. In the event of any actual or threatened breach, the Company shall be entitled to any and all legal and/or equitable remedies, including preliminary and permanent injunctive relief, and may, in addition to any or all forms of relief, recover from the Consultant all costs and attorney's fees should it prevail in a court of competent jurisdiction in enforcing its rights under this Agreement.


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      7. Independent Consultant Status. It is the understanding of the parties that this Agreement creates an independent contractor agreement and not an employment agreement. It is the intention of the parties that Consultant shall be an independent Consultant and not an employee of the Company for all purposes, including, but not limited to, the application of any federal or state law relating to employment or tax liability, including without limitation, any law requiring the withholding of income, FICA, FUTA, Medicare and any other pay-roll taxes. Consultant shall not have the authority to bind the Company, or hold itself out as having the authority to bind the Company, or to make any representations or to execute any document on behalf of the Company without the prior consent of the Chief Executive Officer of the Company. The Consultant reserves the right to determine the manner, method and means by which the Services shall be performed, subject to adherence to the Company's general standards and procedures. The Consultant shall not be required to perform the Services during a fixed hourly or daily schedule. The order and sequence of performing the Services shall be determined by the Consultant. It is the further understanding of the Parties that Consultant will not be eligible to participate in any of the employee benefit plans and programs offered by the Company to its employees only. The Consultant acknowledges that the compensation specified in this Agreement constitutes all of the compensation to which the Consultant is entitled for the rendition of Services to the Company, and that the Consultant will not be entitled to vacation or sick pay or any benefits under the Company's pension, profit sharing, health, disability, life insurance, severance, or any other plan or program of Consultant benefits provided by the Company to its employees.

      8. Amendment or Assignment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought. This Agreement is not assignable by the Consultant without the prior written consent of the Company, which such consent may not be forthcoming.

      9. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.


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      10. Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

      11. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

      12. Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of Florida, without and application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Palm Beach County, in the State of Florida. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Palm Beach County, Florida.

      13. Binding Nature, No Third Party Beneficiary. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit. No other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

      14. Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CIRILIUM HOLDINGS, INC.                CONSULTANT

By: /s/ Robert W. Pearce               By: /s/ Timothy M. Simpson
   ---------------------                   -----------------------
Name:  Robert W. Pearce                        Timothy M. Simpson
Title:  Acting Secretary


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